EXHIBIT 99.1

Hanmi Earns $10.1 Million in the First Quarter of 2013 and Pre-Tax Income Doubles; Setting a Solid Platform for Growth

LOS ANGELES, April 25, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC), the holding company for Hanmi Bank (the "Bank"), today reported a net income of $10.1 million, or $0.32 per diluted share, for the first quarter of 2013, compared to $7.3 million, or $0.23 per diluted share, for the first quarter of 2012. In the fourth quarter of 2012, Hanmi earned $14.0 million, or $0.44 per diluted share, which included the effect of the reversal of a $5.5 million deferred tax asset ("DTA") valuation allowance. Income before tax nearly doubled to $14.8 million in the first quarter of 2013 from $7.4 million in the first quarter of 2012. The increase in Hanmi's earnings is based on solid loan production, increasing core deposits, and improving asset quality and operating efficiencies. Tangible book value increased 32.3% and 2.6% to $12.28 per share at March 31, 2013 from $9.28 per share at March 31, 2012 and $11.97 per share at December 31, 2012, respectively.

"We started 2013 with solid performance in the first quarter, mainly attributable to increased loan production and continuing improvement in asset quality, and are confident that Hanmi will deliver another year of improved operating performance in 2013," said Jay S. Yoo, President and Chief Executive Officer. "As one of our organic growth initiatives to penetrate new markets, we recently hired an experienced SBA lender with a proven track record to lead our expansion efforts in the Texas SBA market. We anticipate that our new Texas loan production office will open in the second quarter of 2013, and will start to contribute to revenues in the second half of the year."

"To reduce excess liquidity and improve profitability, the redemption of $30 million of trust preferred securities ("TPS") was completed on March 15, 2013," said Yoo. "We redeemed an additional $30 million of TPS on April 15, 2013 and expect to reduce the remaining $20 million by the end of April. The full redemption of these securities will improve our net interest margin by saving more than $2.5 million in annual interest expense."

First Quarter Results
(In Thousands, Except Per Share Data)

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Net Income	$ 10,110	$ 13,979	$ 7,341
Net Income Per Diluted Common Share	$ 0.32	$ 0.44	$ 0.23

Total Assets	$ 2,792,423	$ 2,882,520	$ 2,771,471
Net Loans	$ 2,061,156	$ 1,986,051	$ 1,896,827
Total Deposits	$ 2,333,012	$ 2,395,963	$ 2,363,726

Return on Average Assets	1.45%	1.94%	1.08%
Return on Average Stockholders' Equity	10.71%	15.02%	10.21%
Net Interest Margin	3.86%	3.86%	3.69%
Efficiency Ratio	56.44%	57.66%	66.56%

Tangible Common Equity to Tangible Assets Ratio	13.89%	13.09%	10.55%
Tangible Common Equity Per Common Share	$ 12.28	$ 11.97	$ 9.28

Classified Assets	$ 96,047	$ 101,172	$ 230,706
Classified Assets to Bank Tier 1 Capital and ALLL	21.15%	21.57%	54.00%

Financial Highlights (at or for the period ended March 31, 2013)

  Net income for the first quarter of 2013 increased by 37.7% to $10.1 million, or $0.32 per diluted share, compared to $7.3 million, or $0.23 per diluted share, in the first quarter of 2012.
  Net interest margin ("NIM") was 3.86% in the first quarter of 2013, compared to 3.69% in the first quarter of 2012. Yields on earning assets fell 13 basis points, while cost of deposits continued to improve by 30 basis points.
  New loan production in the first quarter of 2013 totaled $178.6 million.
  Asset quality improved during the first quarter of 2013, with lower levels of non-performing assets, which were 1.21% of total assets, and with continuing improvements in net charge-offs, which totaled $2.3 million, or 0.45% of average gross loans.
  Operating efficiency improved to 56.44% during the first quarter of 2013, down from 57.66% during the fourth quarter of 2012, and 66.56% during the first quarter of 2012, reflecting higher revenues and lower overall operating costs.
  The redemption of $30 million TPS was completed on March 15, 2013.
  Tangible common equity ratio was 13.89%, and tangible book value was $12.28 per share at March 31, 2013, up 32.3% from $9.28 per share at March 31, 2012.

Results of Operations

Net interest income before the provision for credit losses totaled $25.6 million for the first quarter of 2013, down 3.1% from $26.4 million for the fourth quarter of 2012, and up 4.4% from $24.5 million for the first quarter of 2012. Interest and dividend income decreased 2.5% from the fourth quarter of 2012 and 3.0% from the first quarter of 2012, while interest expense increased 2.2% from the fourth quarter of 2012 and decreased 34.2% from the first quarter of 2012.

NIM was 3.86% for the first quarter of 2013, even with the fourth quarter of 2012, and up 17 basis points from the first quarter of 2012. "Continued loan production along with reduced excess liquidity is contributing to a stable NIM," said Mark Yoon, Senior Vice President and Chief Financial Officer. The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Total Interest-Earning Assets	4.43%	4.40%	4.56%
Total Interest-Bearing Liability	0.89%	0.83%	1.30%
Net Interest Spread	3.54%	3.57%	3.26%
Net Interest Margin	3.86%	3.86%	3.69%

Asset quality ratios continued to show improvement in the first quarter with the continuing downward trend in non-performing assets to total assets of 1.21% as of March 31, 2013 compared to 1.32% as of December 31, 2012. Allowance for loan losses ("ALLL") to non-performing loans ("NPLs") rose to 186.03% as of March 31, 2013 compared to 169.81% as of December 31, 2012. There was no provision for credit losses for the three months ended March 31, 2013 and December 31, 2012 compared to a $2.0 million provision for the three months ended March 31, 2012.

Non-interest income in the first quarter of 2013 increased to $8.4 million, up from $7.5 million in the fourth quarter of 2012 and $3.6 million in the first quarter of 2012, due mainly to higher gain on sales of SBA loans and lower net losses recognized from selling NPLs.

Non-interest expense in the first quarter of 2013 was $19.2 million, down from $19.5 million in the fourth quarter of 2012, reflecting lower deposit insurance premiums and regulatory assessments, partially offset by higher professional fees. For the first quarter of 2013, deposit insurance premiums and regulatory assessments were down more than $1.0 million from the fourth quarter of 2012 and $1.2 million from the first quarter of 2012, due mainly to a lower premium assessment resulting from our improved overall financial conditions. Professional fees increased in the first quarter of 2013, due mainly to costs associated with the strategic option considered in the beginning of the year as well as legal fees incurred in defending lawsuits in the ordinary course of business.

Balance Sheet

Assets totaled $2.79 billion at March 31, 2013, down 3.1% from $2.88 billion at December 31, 2012, and up 0.8% from $2.77 billion at March 31, 2012. "We remain focused on right-sizing our balance sheet through redeployment of excess liquidity, which will temporarily reduce the size of total assets, but will result in better profitability," said Yoon.

In the first quarter of 2013, Hanmi produced 164 new loans totaling $178.6 million, of which $36.1 million were Small Business Administration ("SBA") loans, $138.0 million were commercial real estate loans, $4.3 million were commercial term loans and lines of credit, and $201,000 were consumer loans. Overall loan production was down 14.4% from the fourth quarter of 2012 and up 11.7% from the first quarter of 2012. The decreased loan production was primarily attributable to a seasonal falloff. "Our goal is to grow loan portfolio 8% this year, while diversifying it. Despite intense competition, we expect that loan production will ramp up in the coming quarters," said Yoon.

Loans receivable, excluding loans held for sale, increased to $2.06 billion at March 31, 2013, up 3.8% from $1.99 billion at December 31, 2012, and 8.7% from $1.90 billion at March 31, 2012.  Loans held for sale totaled $6.0 million at March 31, 2013, down from $8.3 million at December 31, 2012, and from $56.0 million at March 31, 2012. Average gross loans, net of deferred loan fees, increased to $2.07 billion for the first quarter of 2013, up from $2.03 billion for the fourth quarter of 2012, and $1.99 billion for the first quarter of 2012.

Average deposits for the first quarter of 2013 were $2.35 billion, down from $2.39 billion for the fourth quarter of 2012, and up from $2.34 billion for the first quarter of 2012. The overall mix of funding continued to improve with time deposits declining and low- and no-cost transaction account balances increasing. "Our deposits were down for the quarter due mainly to a decrease of $59.0 million in Jumbo CDs, which includes $28.5 million of CDs raised from Internet listing services, but our core deposits continued to grow as a percent of deposits," Yoon noted. The deposit mix for the past year is detailed in the table below.

	March 31,	December 31,	March 31,
	2013	2012	2012

Demand - Noninterest-Bearing	30.5%	30.1%	29.8%
Savings	4.9%	4.8%	4.6%
Money Market Checking and NOW Accounts	24.8%	24.0%	21.9%
Time Deposits of $100,000 or More	23.9%	25.7%	29.1%
Other Time Deposits	15.9%	15.4%	14.6%
Total Deposits	100.0%	100.0%	100.0%

At March 31, 2013, total stockholders' equity was $389.1 million. Tangible common stockholders' equity was $387.8 million at March 31, 2013, or 13.89% of tangible assets, compared to $377.0 million, or 13.09% of tangible assets, at December 31, 2012, and $292.3 million, or 10.55% of tangible assets, at March 31, 2012. Tangible book value per share was $12.28 at March 31, 2013, up 2.6% from $11.97 at December 31, 2012, and 32.3% from $9.28 at March 31, 2012.

Asset Quality

NPLs, excluding loans held for sale, decreased to $32.9 million at March 31, 2013, down 11.8% from $37.3 million at December 31, 2012, and down 34.5% from $50.2 million at March 31, 2012. Troubled debt restructurings ("TDRs"), totaled $31.7 million at March 31, 2013, down from $35.7 million at December 31, 2012, and $41.5 million at March 31, 2012. Of these TDRs, $17.0 million are NPLs. Two loans of NPLs in the aggregate amount of $2.3 million were recorded at the lower of cost or fair value and classified as loans held for sale at March 31, 2013.  The following table shows NPLs in each category:

	March 31, 2013		December 31, 2012		March 31, 2012
		% to Total		% to Total		% to Total
	Amount	NPL	Amount	NPL	Amount	NPL
			(In Thousands)
Real Estate Loans:
Commercial Property
Retail	$ 950	2.9%	$ 1,079	2.9%	$ 1,327	2.6%
Land	1,687	5.1%	2,097	5.6%	2,187	4.4%
Other	--	0.0%	--	0.0%	1,454	2.9%
Construction	--	0.0%	--	0.0%	8,157	16.2%
Residential Property	1,638	5.0%	1,270	3.4%	1,524	3.0%
Commercial & Industrial Loans:
Commercial Term Loans
Unsecured	7,253	22.1%	8,311	22.3%	6,942	13.8%
Secured by Real Estate	6,353	19.3%	8,679	23.3%	9,837	19.6%
Commercial Lines of Credit	1,505	4.6%	1,521	4.1%	1,610	3.2%
SBA	11,852	36.0%	12,563	33.7%	16,648	33.2%
Consumer Loans	1,655	5.0%	1,759	4.7%	528	1.1%
Total Non-Performing Loans	$ 32,893	100.0%	$ 37,279	100.0%	$ 50,214	100.0%

"As anticipated, continuing improvement in asset quality has resulted in a reduction of problem loan sales in the first quarter of 2013. The first quarter NPL sales totaled $1.6 million," said J.H. Son, Executive Vice President and Chief Credit Officer. "More importantly, the losses associated with our loan sales strategy are significantly lower than they have been in previous years, which indicate that our strategy to sell loans, before they are moved into foreclosure, has been effective." Classified loans were $95.1 million, or 4.5% of gross loans, at March 31, 2013, down from $100.4 million, or 4.9% of gross loans, at December 31, 2012, and $229.5 million, or 11.6% of gross loans, at March 31, 2012.

Delinquent loans that are less than 90 days past due and still accruing interest increased to $6.4 million at March 31, 2013, or 0.30% of gross loans, up from $2.4 million, or 0.12% of gross loans, at December 31, 2012. "The incidental uptick in delinquent loans is a temporary setback due to administrative delays and is expected to decrease again in the second quarter of 2013 with diligent monitoring and collection efforts," said Son. At March 31, 2013, ALLL was $61.2 million, or 2.88% of gross loans and 186.0% of NPLs, compared to 4.10% of gross loans and 161.4% of NPLs at March 31, 2012. For the first quarter of 2013, net charge-offs were $2.3 million, down from $3.2 million for the fourth quarter of 2012, and $11.3 million for the first quarter of 2012.

Conference Call Information

Management will host a conference call today, April 25, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-480-629-9643 at 1:30 p.m. Pacific Time, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and a loan production office in Washington State. Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader. Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including, in Item 1A of our Form 10-K for the year ended December 31, 2012, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands)

	March 31,	December 31,	Percentage	March 31,	Percentage
	2013	2012	Change	2012	Change
ASSETS
Cash and Due From Banks	$ 69,642	$ 92,350	-24.6%	$ 68,093	2.3%
Interest-Bearing Deposits in Other Banks	75,657	175,697	-56.9%	92,149	-17.9%
Cash and Cash Equivalents	145,299	268,047	-45.8%	160,242	-9.3%
Restricted Cash	--	5,350	-100.0%	1,818	-100.0%
Term Federal Funds Sold	--	--	0.0%	120,000	-100.0%
Securities Available for Sale, at Fair Value	419,903	451,060	-6.9%	355,837	18.0%
Securities Held to Maturity, at Amortized Cost	--	--	0.0%	59,472	-100.0%
Loans Held for Sale, at the Lower of Cost or Fair Value	6,043	8,306	-27.2%	55,993	-89.2%
Loans Receivable, Net of Allowance for Loan Losses	2,061,156	1,986,051	3.8%	1,896,827	8.7%
Accrued Interest Receivable	7,526	7,581	-0.7%	7,969	-5.6%
Premises and Equipment, Net	14,792	15,150	-2.4%	16,272	-9.1%
Other Real Estate Owned, Net	900	774	16.3%	1,260	-28.6%
Customers' Liability on Acceptances	2,170	1,336	62.4%	1,539	41.0%
Servicing Assets	6,004	5,542	8.3%	3,515	70.8%
Other Intangible Assets, Net	1,294	1,335	-3.1%	1,462	-11.5%
Investment in Federal Home Loan Bank Stock, at Cost	16,014	17,800	-10.0%	21,761	-26.4%
Investment in Federal Reserve Bank Stock, at Cost	12,222	12,222	0.0%	8,558	42.8%
Income Tax Asset	57,084	60,028	-4.9%	11,501	396.3%
Bank-Owned Life Insurance	29,284	29,054	0.8%	28,344	3.3%
Prepaid Expenses	2,676	2,084	28.4%	3,204	-16.5%
Other Assets	10,056	10,800	-6.9%	15,897	-36.7%
TOTAL ASSETS	$ 2,792,423	$ 2,882,520	-3.1%	$ 2,771,471	0.8%

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest-Bearing	$ 709,650	$ 720,931	-1.6%	$ 704,061	0.8%
Interest-Bearing	1,623,362	1,675,032	-3.1%	1,659,665	-2.2%
Total Deposits	2,333,012	2,395,963	-2.6%	2,363,726	-1.3%
Accrued Interest Payable	3,192	11,775	-72.9%	15,602	-79.5%
Bank's Liability on Acceptances	2,170	1,336	62.4%	1,539	41.0%
Federal Home Loan Bank Advances	2,840	2,935	-3.2%	3,213	-11.6%
Junior Subordinated Debentures	51,478	82,406	-37.5%	82,406	-37.5%
Accrued Expenses and Other Liabilities	10,626	9,741	9.1%	11,267	-5.7%
TOTAL LIABILITIES	2,403,318	2,504,156	-4.0%	2,477,753	-3.0%

STOCKHOLDERS' EQUITY:
Common Stock	257	257	0.0%	257	0.0%
Additional Paid-In Capital	551,064	550,123	0.2%	549,811	0.2%
Unearned Compensation	(44)	(57)	-22.8%	(141)	-68.8%
Accumulated Other Comprehensive Income	5,095	5,418	-6.0%	4,201	21.3%
Accumulated Deficit	(97,409)	(107,519)	-9.4%	(190,552)	-48.9%
Less Treasury Stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
TOTAL STOCKHOLDERS' EQUITY	389,105	378,364	2.8%	293,718	32.5%
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,792,423	$ 2,882,520	-3.1%	$ 2,771,471	0.8%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,	December 31,	Percentage	March 31,	Percentage
	2013	2012	Change	2012	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$ 26,799	$ 27,418	-2.3%	$ 27,542	-2.7%
Taxable Interest on Investment Securities	2,116	2,138	-1.0%	2,098	0.9%
Tax-Exempt Interest on Investment Securities	95	95	0.0%	102	-6.9%
Interest on Term Federal Funds Sold	--	22	-100.0%	325	-100.0%
Interest on Federal Funds Sold	6	7	-14.3%	2	200.0%
Interest on Interest-Bearing Deposits in Other Banks	88	153	-42.5%	68	29.4%
Dividends on Federal Reserve Bank Stock	183	179	2.2%	128	43.0%
Dividends on Federal Home Loan Bank Stock	108	127	-15.0%	29	272.4%
Total Interest and Dividend Income	29,395	30,139	-2.5%	30,294	-3.0%
INTEREST EXPENSE:
Interest on Deposits	3,159	3,366	-6.1%	4,919	-35.8%
Interest on Federal Home Loan Bank Advances	38	39	-2.6%	43	-11.6%
Interest on Junior Subordinated Debentures	594	303	96.0%	799	-25.7%
Total Interest Expense	3,791	3,708	2.2%	5,761	-34.2%
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	25,604	26,431	-3.1%	24,533	4.4%
Provision for Credit Losses	--	--	0.0%	2,000	-100.0%
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	25,604	26,431	-3.1%	22,533	13.6%
NON-INTEREST INCOME:
Service Charges on Deposit Accounts	3,048	3,191	-4.5%	3,168	-3.8%
Insurance Commissions	1,213	1,235	-1.8%	1,236	-1.9%
Trade Finance & Other Other Service Charges and Fees	1,172	1,235	-5.1%	1,110	5.6%
Bank-Owned Life Insurance Income	230	238	-3.4%	399	-42.4%
Gain on Sales of SBA Loans Guaranteed Portion	2,692	2,678	0.5%	--	0.0%
Net Loss on Sales of Other Loans	(97)	(1,247)	-92.2%	(2,393)	-95.9%
Net Gain on Sales of Investment Securities	9	4	125.0%	1	800.0%
Other Operating Income	90	136	-33.8%	112	-19.6%
Total Non-Interest Income	8,357	7,470	11.9%	3,633	130.0%
NON-INTEREST EXPENSE:
Salaries and Employee Benefits	9,351	9,224	1.4%	9,110	2.6%
Occupancy and Equipment	2,556	2,585	-1.1%	2,595	-1.5%
Deposit Insurance Premiums and Regulatory Assessments	234	1,249	-81.3%	1,401	-83.3%
Data Processing	1,170	1,179	-0.8%	1,253	-6.6%
Other Real Estate Owned Expense	32	(33)	-197.0%	(44)	172.7%
Professional Fees	2,156	1,744	23.6%	749	187.9%
Directors and Officers Liability Insurance	220	298	-26.2%	297	-25.9%
Supplies and Communications	495	567	-12.7%	558	-11.3%
Advertising and Promotion	672	1,243	-45.9%	601	11.8%
Loan-Related Expense	146	75	94.7%	200	-27.0%
Amortization of Other Intangible Assets	41	41	0.0%	71	-42.3%
Other Operating Expenses	2,094	1,376	52.2%	1,955	7.1%
Total Non-Interest Expense	19,167	19,548	-1.9%	18,746	2.2%
INCOME BEFORE PROVISION FOR INCOME TAXES	14,794	14,353	3.1%	7,420	99.4%
Provision for Income Taxes	4,684	374	1152.4%	79	5829.1%
NET INCOME	$ 10,110	$ 13,979	-27.7%	$ 7,341	37.7%

EARNINGS PER SHARE:
Basic	$ 0.32	$ 0.44		$ 0.23
Diluted	$ 0.32	$ 0.44		$ 0.23
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	31,538,980	31,479,921		31,470,520
Diluted	31,626,667	31,549,580		31,489,569
COMMON SHARES OUTSTANDING	31,588,767	31,496,540		31,489,201

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(In Thousands)

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees (1)	$ 2,073,514	$ 2,026,122	$ 1,985,071
Average Investment Securities	443,073	421,520	426,384
Average Interest-Earning Assets	2,693,424	2,731,473	2,676,643
Average Total Assets	2,829,927	2,872,897	2,742,006
Average Deposits	2,348,799	2,388,725	2,337,302
Average Borrowings	79,110	85,390	85,665
Average Interest-Bearing Liabilities	1,727,272	1,767,640	1,777,208
Average Stockholders' Equity	383,003	370,307	289,132
Average Tangible Equity	381,682	368,945	287,631

PERFORMANCE RATIOS:
Return on Average Assets (2)	1.45%	1.94%	1.08%
Return on Average Stockholders' Equity (2)	10.71%	15.02%	10.21%
Return on Average Tangible Equity (2)	10.74%	15.07%	10.38%
Efficiency Ratio	56.44%	57.66%	66.56%
Net Interest Spread (2),(3)	3.54%	3.57%	3.26%
Net Interest Margin (2),(3)	3.86%	3.86%	3.69%

ALLOWANCE FOR LOAN LOSSES:
Balance at Beginning of Period	$ 63,305	$ 66,107	$ 89,936
Provision Charged to Operating Expense	196	407	2,400
Charge-Offs, Net of Recoveries	(2,310)	(3,209)	(11,284)
Balance at End of Period	$ 61,191	$ 63,305	$ 81,052

ASSET QUALITY RATIOS:
Net Loan Charge-Offs to Average Gross Loans (2)	0.45%	0.63%	2.27%
Allowance for Loan Losses to Gross Loans	2.88%	3.09%	4.10%
Allowance for Loan Losses to Non-Performing Loans	186.03%	169.81%	161.41%
Non-Performing Assets to Total Assets	1.21%	1.32%	1.86%
Non-Performing Loans to Gross Loans	1.55%	1.82%	2.54%
Non-Performing Assets to Allowance for Loan Losses	55.23%	60.11%	63.51%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at Beginning of Period	$ 1,824	$ 2,231	$ 2,981
Provision Charged to Operating Expense	(196)	(407)	(400)
Balance at End of Period	$ 1,628	$ 1,824	$ 2,581

NON-PERFORMING ASSETS:
Non-Accrual Loans	$ 32,893	$ 37,279	$ 50,214
Loans 90 Days or More Past Due and Still Accruing	--	--	--
Non-Performing Loans	32,893	37,279	50,214
Other Real Estate Owned, Net	900	774	1,260
Non-Performing Assets	33,793	38,053	51,474
Non-Performing Loans in Loans Held for Sale	2,306	484	15,472
Non-Performing Assets (including Loans Held for Sale)	$ 36,099	$ 38,537	$ 66,946

DELINQUENT LOANS (30 to 89 Days Past Due and Still Accruing)	$ 6,440	$ 2,371	$ 10,497

Delinquent Loans to Gross Loans	0.30%	0.12%	0.53%

(1) Loans Held for Sale are included in average gross loans.
(2) Annualized
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate.

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA, CONTINUED (UNAUDITED)
(In Thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
LOAN PORTFOLIO:
Real Estate Loans	$ 831,019	$ 787,094	$ 717,491
Residential Loans	94,735	101,778	116,566
Commercial and Industrial Loans	1,160,752	1,123,012	1,102,769
Consumer Loans	35,180	36,676	40,152
Gross Loans	2,121,686	2,048,560	1,976,978
Deferred Loan Fees	661	796	901
Gross Loans, Net of Deferred Loan Fees	2,122,347	2,049,356	1,977,879
Allowance for Loan Losses	(61,191)	(63,305)	(81,052)
Loans Receivable, Net	2,061,156	1,986,051	1,896,827
Loans Held for Sale, at the Lower of Cost or Fair Value	6,043	8,306	55,993
Total Loans Receivable, Net	$ 2,067,199	$ 1,994,357	$ 1,952,820

LOAN MIX:
Real Estate Loans	39.1%	38.4%	36.3%
Residential Loans	4.5%	5.0%	5.9%
Commercial and Industrial Loans	54.7%	54.8%	55.8%
Consumer Loans	1.7%	1.8%	2.0%
Total Loans	100.0%	100.0%	100.0%

DEPOSIT PORTFOLIO:
Demand - Noninterest-Bearing	$ 709,650	$ 720,931	$ 704,061
Savings	115,186	114,302	108,698
Money Market Checking and NOW Accounts	579,192	575,744	516,628
Time Deposits of $100,000 or More	557,180	616,187	687,573
Other Time Deposits	371,804	368,799	346,766
Total Deposits	$ 2,333,012	$ 2,395,963	$ 2,363,726

DEPOSIT MIX:
Demand - Noninterest-Bearing	30.5%	30.1%	29.8%
Savings	4.9%	4.8%	4.6%
Money Market Checking and NOW Accounts	24.8%	24.0%	21.9%
Time Deposits of $100,000 or More	23.9%	25.7%	29.1%
Other Time Deposits	15.9%	15.4%	14.6%
Total Deposits	100.0%	100.0%	100.0%

CAPITAL RATIOS:
Hanmi Financial
Total Risk-Based Capital Ratio	19.45%	20.65%	18.74%
Tier 1 Risk-Based Capital Ratio	18.17%	19.37%	17.46%
Tier 1 Leverage Capital Ratio	14.68%	14.95%	13.44%
Tangible Equity to Tangible Assets Ratio	13.89%	13.09%	10.55%
Hanmi Bank
Total Risk-Based Capital Ratio	18.69%	19.85%	17.74%
Tier 1 Risk-Based Capital Ratio	17.42%	18.58%	16.45%
Tier 1 Leverage Capital Ratio	14.07%	14.33%	12.67%
Tangible Equity to Tangible Assets Ratio	15.10%	15.29%	12.71%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, AVERAGE YIELD EARNED AND AVERAGE RATE PAID (UNAUDITED)
(In Thousands)

	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-Earning Assets:
Gross Loans, Net of Deferred Loan Fees	$ 2,073,514	$ 26,799	5.24%	$ 2,026,122	$ 27,418	5.38%	$ 1,985,071	$ 27,542	5.58%
Municipal Securities - Taxable	46,111	454	3.94%	46,203	456	3.95%	44,888	446	3.97%
Municipal Securities - Tax Exempt	12,803	146	4.57%	12,731	146	4.59%	13,283	157	4.73%
Obligations of Other U.S. Government Agencies	88,982	422	1.90%	82,995	387	1.87%	73,446	325	1.77%
Other Debt Securities	295,177	1,240	1.68%	279,591	1,295	1.85%	294,767	1,327	1.80%
Equity Securities	30,336	291	3.84%	30,971	306	3.95%	31,255	157	2.01%
Federal Funds Sold	5,963	6	0.41%	7,127	7	0.39%	1,852	2	0.43%
Term Federal Funds Sold	--	--	0.00%	6,685	22	1.31%	126,484	325	1.03%
Interest-Bearing Deposits in Other Banks	140,538	88	0.25%	239,048	153	0.25%	105,597	68	0.26%
Total Interest-Earning Assets	2,693,424	29,446	4.43%	2,731,473	30,190	4.40%	2,676,643	30,349	4.56%

Noninterest-Earning Assets:
Cash and Cash Equivalents	66,166			73,567			69,152
Allowance for Loan Losses	(62,639)			(65,228)			(88,024)
Other Assets	132,976			133,085			84,235
Total Noninterest-Earning Assets	136,503			141,424			65,363

TOTAL ASSETS	$ 2,829,927			$ 2,872,897			$ 2,742,006

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings	$ 114,182	$ 458	1.63%	$ 112,566	$ 477	1.69%	$ 105,676	$ 583	2.22%
Money Market Checking and NOW Accounts	567,977	720	0.51%	583,259	772	0.53%	465,664	676	0.58%
Time Deposits of $100,000 or More	595,205	1,175	0.80%	623,780	1,312	0.84%	782,562	2,748	1.41%
Other Time Deposits	370,798	806	0.88%	362,645	805	0.88%	337,641	912	1.09%
FHLB Advances	2,890	38	5.33%	2,984	39	5.20%	3,259	43	5.31%
Junior Subordinated Debentures	76,220	594	3.16%	82,406	303	1.46%	82,406	799	3.90%
Total Interest-Bearing Liabilities	1,727,272	3,791	0.89%	1,767,640	3,708	0.83%	1,777,208	5,761	1.30%

Noninterest-Bearing Liabilities:
Demand Deposits	700,637			706,475			645,759
Other Liabilities	19,015			28,475			29,907
Total Noninterest-Bearing Liabilities	719,652			734,950			675,666

Total Liabilities	2,446,924			2,502,590			2,452,874
Stockholders' Equity	383,003			370,307			289,132

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 2,829,927			$ 2,872,897			$ 2,742,006

NET INTEREST INCOME		$ 25,655			$ 26,482			$ 24,588

COST OF DEPOSITS			0.55%			0.56%			0.85%
NET INTEREST SPREAD			3.54%			3.57%			3.26%
NET INTEREST MARGIN			3.86%			3.86%			3.69%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi Financial and Hanmi Bank's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial and Hanmi Bank. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (UNAUDITED)
(In Thousands, Except Per Share Data)

	March 31,	December 31,	March 31,
HANMI FINANCIAL CORPORATION	2013	2012	2012
Total Assets	$ 2,792,423	$ 2,882,520	$ 2,771,471
Less Other Intangible Assets	(1,294)	(1,335)	(1,462)
Tangible Assets	$ 2,791,129	$ 2,881,185	$ 2,770,009

Total Stockholders' Equity	$ 389,105	$ 378,364	$ 293,718
Less Other Intangible Assets	(1,294)	(1,335)	(1,462)
Tangible Stockholders' Equity	$ 387,811	$ 377,029	$ 292,256

Total Stockholders' Equity to Total Assets Ratio	13.93%	13.13%	10.60%
Tangible Common Equity to Tangible Assets Ratio	13.89%	13.09%	10.55%

Common Shares Outstanding	31,588,767	31,496,540	31,489,201
Tangible Common Equity Per Common Share	$ 12.28	$ 11.97	$ 9.28

HANMI BANK
Total Assets	$ 2,786,691	$ 2,877,041	$ 2,766,780
Less Other Intangible Assets	--	--	(3)
Tangible Assets	$ 2,786,691	$ 2,877,041	$ 2,766,777

Total Stockholders' Equity	$ 420,755	$ 439,986	$ 351,677
Less Other Intangible Assets	--	--	(3)
Tangible Stockholders' Equity	$ 420,755	$ 439,986	$ 351,674

Total Stockholders' Equity to Total Assets Ratio	15.10%	15.29%	12.71%
Tangible Common Equity to Tangible Assets Ratio	15.10%	15.29%	12.71%

CONTACT: Hanmi Financial Corporation
         Shick (Mark) Yoon
         SVP & Chief Financial Officer
         Direct Phone: 213-427-5636

         David Yang
         VP, Investor Relations & Corporate Strategy
         Direct Phone:  213-637-4798